Exhibit 4.1

Execution Copy

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated October 1, 2004 among EXULT, INC., a Delaware corporation (“Exult”), HEWITT ASSOCIATES, INC. a Delaware corporation (“Hewitt”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (AS SUCCESSOR TO BANK ONE TRUST COMPANY, N.A.), a national banking association organized under the laws of the United States, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, Exult and the Trustee have heretofore executed and delivered to the Trustee an Indenture dated as of September 30, 2003 (the “Indenture”), providing for the issuance of an aggregate principal amount of up to $110,000,000 of its 2.50% Convertible Senior Notes due 2010 (the “Securities”), all of which have been issued and all of which are outstanding on the date hereof;

WHEREAS, on the date hereof Exult and Hewitt consummated the merger contemplated by the Agreement and Plan of Merger dated as of June 15, 2004, by and among Exult, Hewitt and Eagle Merger Corp., a wholly owned subsidiary of Hewitt, pursuant to which Exult became a wholly owned subsidiary of Hewitt;

WHEREAS, Section 12.11 of the Indenture provides that in case of any consolidation or merger of Exult with or into any other Person or any conveyance, sale, transfer or lease of all or substantially all of the assets of Exult, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 12.1 of the Indenture to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of Exult into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease;

WHEREAS, in the merger the holders of Exult’s Common Stock received the right to receive 0.2 shares of Hewitt Class A common stock for each share of Exult Common Stock;

WHEREAS, Exult also desires to cause Hewitt to become a co-issuer and co-obligor under the Indenture and the Securities, jointly and severally, with Exult;

WHEREAS, it is in the best interests of Hewitt to become a co-issuer and co-obligor under the Indenture and the Securities inasmuch as Hewitt will derive substantial direct and indirect benefits from so becoming a co-issuer and co-obligor under the Indenture and the Securities;

WHEREAS, Sections 8.1(4) and (5) of the Indenture provide that Exult and the Trustee may amend or supplement the Indenture without the consent of any Securityholder to make (i) provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 13.5; or (ii) any changes or modifications to the Indenture necessary in connection with the registration of any Registrable Securities under the Securities Act as contemplated by Section 10.11, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect;

WHEREAS, an Opinion of Counsel has been delivered to the Trustee pursuant to Section 8.3 of the Indenture; and

WHEREAS, pursuant to Sections 8.1 and 12.11 of the Indenture, the Trustee and Exult are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Exult, Hewitt and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the meanings given to such terms set forth in the Indenture.

2. Agreement to Become Co-Obligor. By its signature hereto, Hewitt agrees to become a co-issuer of the Securities and a co-obligor under the Indenture and the Securities, jointly and severally, with Exult.

3. Amendments. The Indenture be and hereby is amended as follows:

3.1 The preamble to the Indenture is hereby amended and restated in its entirety as follows:

“INDENTURE, dated as of September 30, 2003, between EXULT, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 121 Innovation Drive, Suite 200, Irvine, California 92612 (herein called “Exult”), HEWITT ASSOCIATES, INC., a corporation duly organized under the laws of the State of Delaware, having its principal office at 100 Half Day Road, Lincolnshire, Illinois 60069 (herein called “Hewitt,” and together with Exult, the “Issuers”) and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor to BANK ONE TRUST COMPANY, N.A.), a national banking association organized under the laws of the United States, as Trustee hereunder (herein called the “Trustee”).”

3.2 The title of the recitals is hereby amended to replace the reference to the “Company” with the term “Issuers.” The first paragraph of the recitals of the Indenture is hereby amended to replace each reference in said paragraph to “the Company” with the term “Exult.” The second paragraph of the recitals is hereby amended to replace each reference in said paragraph to the “Company” with the term “Issuers,” except for the second sentence of the second paragraph in which case, each reference in said sentence to “the Company” shall be replaced with the term “Hewitt.”

3.3 Article 1 of the Indenture is hereby amended as follows:

(a) Section 1.1 of the Indenture is hereby amended to insert the following new definitions in their proper alphabetic places:

“Exult” means Exult, Inc. until a successor Person shall have replaced it pursuant to the applicable provisions of this Indenture and thereafter “Exult” shall mean such successor Person.

“Hewitt” means Hewitt Associates, Inc. until a successor Person shall have replaced it pursuant to the applicable provisions of this Indenture and thereafter “Hewitt” shall mean such successor Person.

“Issuer Notice” has the meaning specified in Section 13.3.

“Issuer Request” or “Issuer Order” means, with respect to any Issuer, a written request or order (i) signed in the name of such Issuer by (A) one of its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Administrative Officer, an Executive Vice President or a Vice President, and by (B) one of its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and (ii) delivered to the Trustee.

“Issuers” means each of Hewitt and Exult until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successors. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

(b) Section 1.1 of the Indenture is hereby amended to delete the following definitions in there entirety:

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Notice” has the meaning specified in Section 13.3.

“Company Request” or “Company Order” means a written request or order (i) signed in the name of the Company by (A) one of its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its Chief Administrative Officer, its President, an Executive Vice President or a Vice President, and by (B) one of its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and (ii) delivered to the Trustee.

(c) Section 1.1 of the Indenture is amended by amending and restating the following definitions in their entirety:

“Board of Directors” means, with respect to any Issuer, the board of directors of such Issuer or any duly authorized committee of such board.

“Board Resolution” means a resolution duly adopted by a Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the relevant Issuer, as the case may be, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Closing Sale Price” means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way on the New York Stock Exchange or (ii) if the Common Stock is not quoted on the New York Stock Exchange, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not quoted on the New York Stock Exchange or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Issuers for that purpose.

“Common Stock” means the Class A Common Stock, par value $0.01 per share, of Hewitt authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 12.11, shares issuable on conversion or repurchase of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” means any Person authorized by Hewitt to convert Securities in accordance with Article XII. Hewitt has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.2 hereof.

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of the First Supplemental Indenture is located at 227 West Monroe Street, Suite 2600, Chicago, Illinois 60606.

“Depositary” means, with respect to any Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Issuers to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“Officers’ Certificate” means, with respect to each Issuer, a certificate (i) signed by (A) one of the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Administrative Officer, an Executive Vice President, a Senior Vice President or a Vice President and by (B) one of the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Issuer, and (ii) delivered to the Trustee. One of the Officers signing any Officers’ Certificate required to be given pursuant to Section 10.8 shall be the principal executive, financial or accounting officer of any such Issuer.

“Opinion of Counsel” means, with respect to each Issuer, a written opinion of counsel, who may be counsel for such Issuer and who shall be acceptable to the Trustee in its reasonable discretion.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuers (if the Issuer shall act as their own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuers; and

(iv)	Securities converted into Common Stock pursuant to Article XII;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Issuers or any other obligor upon the Securities or any Affiliate of the Issuers or such other obligor, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.

“Paying Agent” means any Person authorized by the Issuers to pay the principal of or interest on any Securities on behalf of the Issuers and, except as otherwise specifically set forth herein, such term shall include the Issuers if it shall act as its own Paying Agent. The Issuers have initially appointed the Trustee as its Paying Agent pursuant to Section 10.2 hereof.

“Press Release” means any press release issued by either of the Issuers and disseminated through any two of the following News Services: Reuters Business News Services, Bloomberg News Services and Dow Jones & Company Inc. (or any comparable news service if one or more of the foregoing are not then available).

“Purchase Agreement” means the Purchase Agreement, dated as of September 24, 2003, between Exult and the Initial Purchasers, as such agreement may be amended from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of September 30, 2003, between Exult and the Initial Purchasers, as such agreement may be amended from time to time.

“Rights Plan” shall mean a preferred shares rights plan or any similar plan adopted by Hewitt.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Issuers.”

“Significant Subsidiary” means, with respect to each Issuer, at any date of determination, any Subsidiary of such Issuer that (i) for the most recent completed fiscal year of such Issuer, accounted for more than 10% of the consolidated revenues of such Issuer or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Issuer, all as set forth on the most recently available consolidated financial statements of such Issuer for such fiscal year.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Issuers pursuant to Section 3.7.

“Subsidiary” means, with respect to an Issuer, a corporation, partnership, limited liability corporation or any similar legal entity, more than 50% of the outstanding voting stock or voting interests of which is owned, directly or indirectly, by such Issuer or by one or more other Subsidiaries, or by such Issuer and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation, partnership, limited liability corporation or other entity which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Subsidiary Closing Price” means, with respect to the securities of a Subsidiary distributed in a Spin-off, for any day, (i) the last reported sale price regular way on the New York Stock Exchange or, (ii) if such security is not quoted on the New York Stock Exchange, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which such security is listed or admitted to trading, or (iii) if such security is not quoted on the New York Stock Exchange or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Issuers for that purpose.

“Trading Day” means (i) if the Common Stock is quoted on the New York Stock Exchange or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the New York Stock Exchange or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

(d) Except with respect to Section 1.5(2), Sections 1.2, 1.3, 1.4, 1.8 and 1.13 of the Indenture are hereby amended to replace each reference in said Sections to the “Company” with the term “Issuers.”

(e) Section 1.5(2) is amended and restated in its entirety as follows:

“(2) the Issuers by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Issuers at 100 Half Day Road, Lincolnshire, IL 60069, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuers.”

3.4 Article 2 of the Indenture is hereby amended as follows:

(a) Section 2.2 of the Indenture is hereby amended and restated in its entirety as follows:

“[FORM OF FACE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY:

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH TRANSFER, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $50,000, TO REQUIRE THE DELIVERY OF A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE AND AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED

BY THE ISSUERS, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

HEWITT ASSOCIATES, INC.

EXULT, INC.

2.50% CONVERTIBLE SENIOR NOTES DUE OCTOBER 1, 2010

No.	$

CUSIP NO.

HEWITT ASSOCIATES, INC., (“Hewitt”) a corporation duly organized and existing under the laws of the State of Delaware and EXULT, INC., a corporation duly organized and existing under the laws of the State of Delaware (“Exult” together with Hewitt herein called the “Issuers,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby, jointly and severally promise to pay to Cede & Co., or registered assigns, the principal sum of                  United States Dollars (U.S.$                ) [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $100,000,000 (or $110,000,000 if the Initial Purchaser Option is exercised in full) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on October 1, 2010, and to pay, jointly and severally, interest thereon, from September 30, 2003, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year (each, an “Interest Payment Date”), commencing April 1, 2004, at the rate of 2.50% per annum, until the principal hereof is due, and at the rate of 2.50% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuers, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Issuers as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Issuers may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $5,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

Except as specifically provided herein and in the Indenture, the Issuers shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuers has caused this Security to be duly executed.

HEWITT ASSOCIATES, INC.

By:
Name:
Title:

EXULT, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(as successor to Bank One Trust Company, N.A.)

as Trustee

By:
Authorized Signatory

[FORM OF REVERSE]

This Security is one of a duly authorized issue of securities of the Issuers designated as “2.50% Convertible Senior Notes due October 1, 2010” (herein called the “Securities”), limited in aggregate principal amount to U.S. $100,000,000 (or $110,000,000 if the Initial Purchaser Option is exercised in full), issued and to be issued under an Indenture, dated as of September 30, 2003 (herein called the “Indenture”), between the Issuers and J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

In any case where the due date for the payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any), on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, and interest (including Liquidated Damages, if any), or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or by such last day for conversion, and no interest or Liquidated Damages shall accrue on the amount so payable for the period after such date.

No sinking fund is provided for the Securities.

Subject to and in compliance with the Indenture, the Securities are subject to purchase at the option of the Holder on October 1, 2008, in whole or in part, at 100% of the principal amount of such Securities to be repurchased, together with accrued and unpaid interest, if any, to, but excluding, the Purchase Date; provided, however, that installments of interest, if any, on Securities whose Stated Maturity is on or prior to such Purchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates, referred to on the face hereof all as provided in the Indenture.

Subject to and in compliance with the Indenture, the Securities are redeemable at the option of the Issuers at any time on or after October 5, 2008, in whole or in part, upon not less than 30 nor more than 60 days’ notice to the Holders prior to the Redemption Date at a Redemption Price payable in cash equal to 100% of the principal amount (the “Redemption

Price”) together, in each case, with accrued and unpaid interest, if any, to, but excluding, the Redemption Date; provided, however, that installments of interest, if any, on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates, referred to on the face hereof all as provided in the Indenture.

In the event of a redemption of the Securities, the Issuers will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, to convert any Security that is an integral multiple of $1,000 into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of Hewitt at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below, as follows:

(1) if, on or prior to March 31, 2008, the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of any fiscal quarter is more than 110% of the then current Conversion Price on the Securities, then the Holder thereof will be entitled to convert such Security during the immediately following fiscal quarter;

(2) if, on any date after March 31, 2008 and prior to the Stated Maturity, the Closing Sale Price of the Common Stock is more than 110% of the then current Conversion Price on the Securities, then the Holder thereof will be entitled to convert such Security at all times thereafter;

(3) if the Issuers elect to call the Securities for redemption on or after October 5, 2008 then the Holder thereof will be entitled to convert such Security (or the portion of the Security called for redemption, if less than all) until the close of business on the Business Day prior to the Redemption Date.

(4) if Hewitt distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase Common Stock at less than the Closing Sale Price of the Common Stock on the last day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below;

(5) if Hewitt distributes to all or substantially all holders of Common Stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by the Hewitt Board of Directors exceeding 5% of the Closing Sale Price of the Common Stock on the last day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below; or

(6) if Hewitt becomes a party to a consolidation, merger or sale of all or substantially all of Hewitt’s assets where such consolidation, merger or sale of all or substantially all of Hewitt’s assets constitutes a Change in Control or such an event occurs that would have been a Change in Control but for the exceptions (I) and (II) to the definition of Change in Control immediately following Section 13.4(2)(iii) of the Indenture, then the Holder thereof will be entitled to convert such Security in the period described below.

In the case of a distribution contemplated in clauses (4) and (5) above, Hewitt will notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once Hewitt has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or Hewitt’s announcement that such distribution will not take place. If in the future Hewitt adopts a Rights Plan, Holders will not have any conversion right pursuant to clause (4) above or otherwise, solely as a result of the issuance of Rights pursuant to the Rights Plan. Notwithstanding the foregoing, in the event of a distribution contemplated in clauses (4) and (5) above, Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities. In the event of a consolidation, merger or sale of all or substantially all of Hewitt’s assets as contemplated in clause (6) above, Hewitt will notify Holders at least 20 days prior to the anticipated closing date of such transaction (the “Merger Notice”). Once Hewitt has given the Merger Notice, the Holders may, in the event of such consolidation, merger or sale of all or substantially all of Hewitt’s assets, as contemplated in clause (6) above, surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the date which is 15 days after the actual effective date of such transaction.

Furthermore, subject to the provisions of the Indenture, the Holder of a Security is entitled, at its option, to convert the principal amount of this Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) for the five Business Day period after any five consecutive Trading Day period in which the average of the Trading Prices for the Securities for such five Trading Day period was less than 95% of the average Conversion Value for the Securities during such period; provided, however, if on the Conversion Date, the Closing Sale Price of shares of Common Stock is greater than the then current Conversion Price of the Securities and less than or equal to 110% of the then current Conversion Price of the Securities, a Holder surrenders its Securities for conversion and the Securities are not otherwise convertible, then such Holder will receive (i) at the Issuers’ option for a Conversion Date on or before October 4, 2008, cash or Common Stock with a value equal to the principal amount of such Holder’s Securities on such Conversion Date or (ii) for a Conversion Date on or after October 5, 2008, cash equal to the principal amount of such Holder’s Securities on such Conversion Date and for such conversion the Issuers will not have the option to pay in Common Stock. The Trustee will determine the average Trading Prices after being requested by the Issuers to do so as more fully described in the Indenture. If Hewitt elects to pay the Holder in Common Stock, the Common Stock will be valued at 100% of the average Closing Sale Price of Common Stock for the five Trading Days ending on the third Trading Day preceding the Conversion Date.

A Holder may convert this Security, subject to the terms and conditions provided above and in the Indenture, at any time on or before the close of business on the date of Maturity (or in case the Holder hereof has exercised his right to require the Issuers to purchase or repurchase this Security or the Issuers have called this Security for redemption or such portion hereof, until the Business Day immediately preceding, but (unless the Issuers default in making the payment due upon redemption, purchase or repurchase, as the case may be) not after, the close of business on the Business Day immediately preceding the Redemption Date, Purchase Date or Repurchase Date as the case may be) to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S. $1,000, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of Hewitt at an initial Conversion Rate of 85.034 shares of Common Stock for each U.S. $1,000 principal amount of Securities (or at the then current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Issuers or in blank.

In order to convert this Security, the Holder shall deliver the conversion notice hereon duly executed, to Hewitt at the Corporate Trust Office of the Trustee, or at such other office or agency of Hewitt, subject to any laws or regulations applicable thereto and subject to the right of Hewitt to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as Hewitt may designate (each a “Conversion Agent).

In case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, the conversion notice shall be accompanied by payment in New York Clearing House or other funds acceptable to the Issuers of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Notwithstanding the foregoing, if this Security or portion hereof has been called for redemption on a Redemption Date, is repurchasable on a Repurchase Date or purchasable on a Purchase Date occurring, in any such case, during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such succeeding Interest Payment Date, and as a result, the right to convert this Security would otherwise terminate in such period if not exercised and this Security is surrendered for conversion during such period, then the Holder of this Security on such Regular Record Date will be entitled to receive the amount of interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such amount upon surrender of this Security for conversion.

Subject to the provisions of the preceding paragraph and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest, if any, accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Common Stock issued on conversion hereof. Hewitt shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Issuers’ obligation to pay, jointly and severally, the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Issuers shall pay a cash adjustment as provided in the Indenture.

The Conversion Rate is subject to adjustment as provided in the Indenture.

In addition, the Indenture provides that in case of certain consolidations or mergers to which Hewitt is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of Hewitt, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of Hewitt into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares).

If this Security is a Registrable Security (as defined in the Indenture), then the Holder of this Security [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT — (including any Person that has a beneficial interest in this Security)] and the Common Stock of Hewitt issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of September 30, 2003, between Exult and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Exult has agreed for the benefit of the Holders from time to time of the Registrable Securities that it will, at its expense, (a) within 90 days after the Issue Date file a shelf registration statement (the “Shelf Registration Statement”) with the Commission with respect to resales of the Registrable Securities, (b) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after the Issue Date of the Securities, provided, however, that Exult may, upon written notice to all the Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period of time not to exceed 90 days if the Issuers possess material non-public information and the Board of Directors of the relevant Issuer has determined in good faith that it is in the Issuers’ best interest to postpone having the Shelf Registration Statement declared effective, and (c) use its reasonable best efforts to maintain such Shelf Registration Statement effective under the Securities Act until the second anniversary of the last date of original issuance of the Securities, or such earlier date as provided in the Registration Rights Agreement (the “Effectiveness Period”). The Issuers will be permitted to suspend the use of the prospectus that is part of the Shelf Registration Statement during certain periods of time as provided in the Registration Rights Agreement.

If (i) on or prior to 90 days following the Issue Date, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the Issue Date, such Shelf Registration Statement is not declared effective (each, a “Registration Default”), liquidated damages (“Liquidated Damages”) will accrue on the Registrable Securities including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date, as applicable, in respect of the Registrable Securities following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to one-quarter of one percent (0.25%) of the principal amount of the Registrable Securities to and including the 90th day following such Registration

Default and at a rate per annum equal to one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. Pursuant to the Registration Rights Agreement, in the event that the Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by the Issuers from effecting sales pursuant thereto) (an “Effective Failure”) during the Effectiveness Period for more than 30 days, whether or not consecutive, during any 90-day period or for more than 90 days, whether or not consecutive, during any 12-month period, then Liquidated Damages will accrue at a rate per annum equal to one-half of one percent (0.50%) of the principal amount of Registrable Securities from the 31st day of the applicable 90-day period or the 91st day of the applicable 12-month period until the earlier of (A) such time as the Effective Failure is cured or (B) the Effectiveness Period expires. Liquidated Damages will accrue (1) with respect to a Restricted Security at the rates set forth above, as applicable, on the principal amount of the Restricted Securities and (2) in respect of the Common Stock issued upon conversion of the Restricted Securities, at the rates set forth above, as applicable, applied to the Conversion Price at that time. In no event shall Exult be required to pay Liquidated Damages in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above regardless of whether one or multiple Registration Defaults or Effective Failures exist.

Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the preceding paragraph to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of such Security and express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made.

If a Change in Control occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Issuers to repurchase this Security (or any portion of the principal amount hereof that is at least U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to U.S. $1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus accrued interest, if any, to but excluding the Repurchase Date. At the option of the Issuers, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by Hewitt and shall be equal to 95% of the average of the Closing Sale Price for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date.

Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price so payable in those provisions of this Security when such express mention is not made.

[If this Security is a Registrable Security and the Holder of this Security [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT — (including any Person that has a beneficial interest in this Security)] elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.]

[THE FOLLOWING PARAGRAPH SHALL APPEAR IN EACH GLOBAL SECURITY:

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

[THE FOLLOWING PARAGRAPH SHALL APPEAR IN EACH SECURITY THAT IS NOT A GLOBAL SECURITY:

In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

If an Event of Default shall occur and be continuing, the principal of all the Securities, together with interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with interest to the date of declaration, and (ii) interest on any overdue principal and, to the extent permitted by applicable law, on overdue interest, all of the Issuers’ obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities under the Indenture at any time by the Issuers and the Trustee with either (a) the written consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange therefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security. Certain modifications or amendments to the Indenture require the consent of the Holders of each Outstanding Security affected.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium if any, or interest, hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Issuers as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Issuers may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal, premium, if any or interest, on this Security and no recourse under or upon any obligation, covenant or agreement of the Issuers in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuers or of any successor corporation, either directly or through the Issuers or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT		Custodian
			(Cust)		(Minor)
TEN ENT	as tenants by the entireties (Cust)		under Uniform Gifts to Minors Act
JT TEN	as joint tenants with right of survivorship and not as tenants in common			(State)

Additional abbreviations may also be used though not in the above list.

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) Pursuant to Section 13.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Issuers.

(2) The undersigned hereby directs the Trustee or the Issuers to pay it or              an amount in cash or, at the Issuers’ election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount to be repurchased (as set forth below), plus accrued and unpaid interest to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.”

(b) Section 2.5 of the Indenture is hereby amended to replace each reference in said Section to the “Company” with the term “Issuers.”

3.5 With the exception of the first paragraph of Section 3.3, Article 3 of the Indenture is hereby amended to replace each reference in said Article to (i) the “Company” with the term “Issuers,” (ii) all singular pronouns which referred to the “Company” with plural pronouns referring to the “Issuers,” (iii) all singular verb forms used in a clause in which the “Company” was the sole subject with a plural verb forms referring to the “Issuers” as the subject and (iv) the term “a Company Order” with the term “an Issuer Order.” The first paragraph of Section 3.3 is hereby amended and restated in its entirety as follows:

“The Securities shall be executed on behalf of each of the Issuers by its respective Chairman of the Board, its respective Vice Chairman of the Board, its respective Chief Executive Officer, its respective President, its respective Chief Financial Officer, its respective Chief Administrative Officers, one of its respective Executive Vice Presidents, one of its respective Senior Vice Presidents or one of its respective Vice Presidents, and attested by its respective Chief Financial Officer, Chief Administrative Officer, Secretary or one of its respective Assistant Secretaries. Any such signature may be manual or facsimile.”

3.6 Article 4 of the Indenture is hereby amended to replace each reference in said Article to (i) the “Company” with the term “Issuers,” (ii) all singular verb forms used in a clause in which the “Company” was the sole subject with a plural verb forms referring to the “Issuers” as the subject, (iii) “Company Request” with the term “Issuer Request” and (iv) the phrase “obligation of the Company” with the phrase “obligations of the Issuers.”

3.7 Article 5 of the Indenture is hereby amended to replace each reference in said Article to (i) the “Company” with the term “Issuers,” (ii) all singular pronouns which referred to the “Company” with plural pronouns referring to the “Issuers,” (iii) all singular verb forms used in a clause in which the “Company” was the sole subject with a plural verb forms referring to the

“Issuers” as the subject and (iv) “a Company Notice” with the phrase “an Issuer Notice.” In addition, the following Sections of Article 5 are hereby further amended as follows:

(a) Section 5.1(5) is hereby amended and restated in its entirety as follows:

“failure by Hewitt to deliver shares of Common Stock within 10 days after such Common Stock is required to be delivered following conversion of the Securities;”

(b) The preamble of Section 5.3 is hereby amended to insert the phrase “jointly and severally.”

3.8 Article 6 of the Indenture is hereby amended to replace each reference in said Article to (i) the “Company” with the term “Issuers,” (ii) all singular verb forms used in a clause in which the “Company” was the sole subject with a plural verb forms referring to the “Issuers” as the subject, (iii) “a Company Request” with the phrase “an Issuer Request,” (iv) “Company Order” with the phrase “Issuer Order” and (v) the phrase “the Board of Directors” with the phrase “a Board of Directors.” In addition, the following Sections of Article 6 are hereby further amended as follows:

(a) The preamble of Section 6.7 is hereby amended to insert the phrase “jointly and severally” before the colon.

(b) The signature block contained in Section 6.12 is hereby amended and restated in its entirety as follows:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor to BANK ONE TRUST COMPANY, N.A.) as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

(c) Section 6.14 is hereby amended and restated in its entirety as follows:

“If and when the Trustee shall be or become a creditor of either of the Issuers (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).”

3.9 Sections 7.1 and 7.2 of the Indenture are hereby amended and restated in its entirety as follows:

“Section 7.1 The Issuers May Consolidate, Etc. Only on Certain Terms.

The Issuers shall not consolidate with or merge into any other Person or convey, transfer, sell or lease their respective properties and assets substantially as an entirety to any Person, and the Issuers shall not permit any Person to consolidate with or merge into the Issuers or convey, transfer, sell or lease such Person’s properties and assets substantially as an entirety to the Issuers (except in the case of Exult consolidating with or merging into Hewitt or Exult conveying, transferring, selling or leasing its properties substantially as an entirety to Hewitt) unless:

(1) the Person formed by such consolidation or into or with which the any such Issuer is merged or the Person to which the properties and assets of such Issuer are so conveyed, transferred, sold or leased shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if other than such Issuer, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any), on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of such Issuer to be performed or observed and shall have provided for conversion rights in accordance with Article XII;

(2) immediately after giving effect to such transaction, no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 8.3.

Section 7.2 Successor Substituted.

Upon any consolidation of either Issuer with, or merger of either Issuer into any other Person or any conveyance, transfer, sale or lease of all or substantially all the properties and assets of either Issuer in accordance with Section 7.1, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such successor Person had been named as such Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities. Upon any consolidation of Exult with or merger of Exult into Hewitt or any conveyance, transfer, sale or lease of all or substantially all of its properties and assets, substantially as an entirety to Hewitt, Exult shall be relieved of all obligations and covenants under this Indenture and the Securities.”

3.10 Article 8 of the Indenture is hereby amended to replace each reference in said Article to (i) the “Company” with the term “Issuers” and (ii) the phrase “Company Request” with the phrase “Issuer Request.” In addition, Section 8.1(1) is hereby amended and restated in its entirety as follows:

“(1) to evidence the succession of another Person to either of the Issuers and the assumption by any such successor of the covenants and obligations of the Issuers herein and in the Securities as permitted by Article VII of this Indenture;”

3.11 Article 9 of the Indenture is hereby amended to replace each reference in said Article to the “Company” with the term “Issuers.”

3.12 Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.9, 10.10, 10.11 and 10.12 of Article 10 are hereby amended to replace each reference in said Sections to (i) the “Company” with the term “Issuers,” (ii) all singular pronouns which referred to the “Company” with plural pronouns referring to the “Issuers,” (iii) all singular verb forms used in a clause in which the “Company” was the sole subject with a plural verb forms referring to the “Issuers” as the subject, (iv) the phrase “Company Request” with the phrase “Issuer Request” and (v) the phrase “Company Order” with the phrase “an Issuer Order.” In addition, the following Sections of Article 10 are hereby further amended as follows:

(a) The first sentence of Section 10.1 is hereby amended and restated in its entirety as follows:

“The Issuers covenant and agree, jointly and severally, that they will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any), on the Securities in accordance with the terms of the Securities and this Indenture.”

(b) The first sentence of Section 10.3 is hereby amended and restated in its entirety as follows:

“If either of the Issuers shall act as the Issuers’ own Paying Agent, the Issuers will, on or before each due date of the principal of, premium, if any, or interest, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Issuers will promptly notify the Trustee of their action or failure so to act.”

(c) Section 10.4 is hereby amended to insert the word “respective” immediately preceding each of the words “existence” and “businesses” in said Section.

(d) The first sentence of Section 10.5 is hereby amended to insert the word “respective” immediately preceding the first usage of the word business in said sentence.

(e) Section 10.7 is hereby amended to replace the reference in said Section to the “Company” with the term “Hewitt.”

(f) Section 10.8 is hereby amended and restated in its entirety as follows:

“Hewitt shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuers ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Issuers are in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuers shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Issuers will deliver to the Trustee, forthwith upon becoming aware of any default or any Event of Default under the Indenture, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuers have taken, are taking or proposes to take with respect thereto. For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

Any notice required to be given under this Section 10.8 shall be delivered to the Trustee at its Corporate Trust Office.”

(g) Section 10.9 shall hereby be amended to replace the reference in said Section to “the Company” with the term “Exult.”

(h) A new Section 10.13 is hereby added to Section 10 of the Indenture as follows:

“Section 10.13 Delivery of Certain Information

At any time when Hewitt is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, Hewitt will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that Hewitt shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (i) the date such a security (or any such predecessor security) was last acquired from Hewitt or (ii) the date such a security (or any such predecessor security) was last acquired from an “affiliate” of Hewitt within the meaning of Rule 144 under the Securities Act (or any successor provision thereto). “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).”

3.13 Article 11 of the Indenture is hereby amended to replace each reference in said Article to (i) the “Company” with the term “Issuers,” (ii) all singular verb forms used in a clause in which the “Company” was the sole subject with a plural verb forms referring to the “Issuers” as the subject and (iii) “Company Request” with the phrase “Issuer Request.”

3.14 Article 12 of the Indenture is hereby amended as follows:

(a) Section 12.1 is hereby amended and restated in its entirety as follows:

“(a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security that is an integral multiple of $1,000 may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of Hewitt at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below, as follows:

(1) if, on or prior to March 31, 2008, the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of any fiscal quarter is more than 110% of the then current Conversion Price on the Securities, then the Holder thereof will be entitled to convert such Security during the immediately following fiscal quarter;

(2) if, on any date after March 31, 2008, the Closing Sale Price of the Common Stock is more than 110% of the then current Conversion Price on the Securities, then the Holder thereof will be entitled to convert such Security at all times thereafter;

(3) if the Issuers elect to call the Securities for redemption on or after October 5, 2008, then the Holder thereof will be entitled to convert such Security (or the portion of the Security called for redemption, if less than all), until the close of business on the Business Day prior to the Redemption Date;

(4) if Hewitt distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase Common Stock at less than the Closing Sale Price of the Common Stock on the last day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below;

(5) if Hewitt distributes to all or substantially all holders of Common Stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Closing Sale Price of the Common Stock on the last day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below; or

(6) if Hewitt becomes a party to a consolidation, merger or sale of all or substantially all of Hewitt’s assets where such consolidation, merger or sale of all or substantially all of Hewitt’s assets constitutes a Change in Control or such an event occurs that would have been a Change in Control but for the exceptions (I) and (II) to the definition of a Change in Control immediately following Section 13.4(2)(iii), then the Holder thereof will be entitled to convert such Security in the period described below.

In the case of a distribution contemplated in clauses (4) and (5) of this Section 12.1(a), Hewitt will notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”). Once Hewitt has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or Hewitt’s announcement that such distribution will not take place. If in the future Hewitt adopts a Rights Plan, Holders will not have any conversion right pursuant to clause (4) above or otherwise, solely as a result of the issuance of Rights pursuant to the Rights Plan. Notwithstanding the foregoing, in the event of a distribution contemplated in clauses (4) and (5) of this Section 12.1(a), Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities.

In the event of a consolidation, merger or sale of all or substantially all of Hewitt’s assets as contemplated in clause (6) of this Section 12.1(a), Hewitt will notify Holders at least 20 days prior to the anticipated closing date of such transaction (the “Merger Notice”). Once Hewitt has given the Merger Notice, the Holders may, in the event of such consolidation, merger or sale of all or substantially all of Hewitt’s assets, as contemplated in clause (6) above, surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the date which is 15 days after the actual effective date of such transaction.

With respect to clause (1) of this Section 12.1(a), the Conversion Agent will determine, on behalf of Hewitt, on the last Trading Day succeeding the first day of the fiscal quarter in which the Securities would be convertible, whether the Securities are convertible as set forth in such clause (1) based upon the Closing Sale Price of the Common Stock and the then current Conversion Price and, if so, will notify Hewitt. With respect to clause (2) of this section 12.1(a), the Conversion Agent will determine, on behalf of Hewitt, daily on any date after March 31, 2008, whether the Securities are convertible as set forth in such clause (2) based upon the Closing Sale Price of the Common Stock and the then current Conversion Price and, if so, will notify Hewitt.

(b) Subject to the further provisions of this Article 12, a Holder of a Security may also convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) for the five Business Day period after any five consecutive Trading Day period in which the average of the Trading Prices for the Securities for such five Trading Day period was less than 95% of the average Conversion Value for the Securities during such period; provided, however, if on the Conversion Date, the Closing Sale Price of shares of Common Stock is greater than the then current Conversion Price of the Securities and less than or equal to 110% of the then current Conversion Price of the Securities, a Holder surrenders its Securities for conversion and the Securities are not otherwise convertible, then such Holder will receive, (i) at the Issuers’ option for a Conversion Date on or before October 4, 2008, cash or Common Stock with a value equal to the principal amount of such Holder’s Securities on such Conversion Date or (ii) for a Conversion Date on or after October 5, 2008, cash equal to the principal amount of such Holder’s Securities on such Conversion Date and for such conversion the Issuers will not have the option to pay in Common Stock. If Hewitt elects to pay the Holder in Common Stock, the Common Stock will be valued at 100% of the average Closing Sale Price of Common Stock for the five Trading Days ending on the third Trading Day preceding the Conversion Date.

The “Conversion Value” for the Securities is equal to the product of (i) the Closing Sale Price of the Common Stock on a given day and (ii) the then current Conversion Rate.

The “Trading Price” of the Securities on any Trading Day means the average of the secondary market bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from an independent nationally recognized securities dealer Hewitt selects; provided that if the Conversion Agent cannot reasonably obtain a bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or if in Hewitt’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will be deemed to be equal to the product of the then current Conversion Rate and the Closing Sale Price of Common Stock on such Trading Day.

The Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless Hewitt has requested such determination; and Hewitt shall have no obligation to make such request unless a Holder provides the Issuers with reasonable evidence that the Trading Price of the Securities is reasonably likely to be less than 95% of the Conversion Value; at which time, Hewitt shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 95% of the Conversion Value.

(c) The conversion right, subject to the conditions described in clauses (a) and (b) of this Section 12.1, shall commence on the initial issuance date of the Securities and expire at the close of business on the date of Maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Holder of a Security exercises his right to require Hewitt to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Repurchase Date unless the Issuers default in making the payment due upon repurchase (subject as aforesaid to any Applicable Procedures with respect to any Global Security).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article XII.

The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 17.0068 shares of Common Stock for each U.S. $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article XII.”

(b) Section 12.2 is hereby amended and restated in its entirety as follows:

“In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed in blank, at any office or agency of Hewitt maintained for that purpose pursuant to Section 10.2, accompanied by a duly signed conversion notice substantially in the form set forth in Section 2.4 stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

Each Security surrendered for conversion (in whole or in part) during the Record Date Period shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date, is repurchasable on a Repurchase Date or purchasable on a Purchase Date, occurring, in any such case, within such Record Date Period and, as a result, the right to convert such Security would otherwise terminate in such period if not exercised) be accompanied by payment in New York Clearing House funds or other funds acceptable to Hewitt of an amount equal to the interest, if any, payable on such Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Security as of such Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable on any Interest Payment Date in respect of any Security surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Security as of the Record Date next preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion.

Except as provided in the preceding paragraph and subject to the last paragraph of Section 3.7, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. Hewitt’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Issuers’ obligation to pay the principal amount of the Security.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the Conversion Date, Hewitt shall issue and deliver to the Trustee, for delivery to the Holder (unless a different Person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12.3.

All shares of Common Stock delivered upon such conversion of Restricted Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Securities pursuant to Section 3.5 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided, to Hewitt or to Hewitt’s transfer agent for such Common Stock, prior to or concurrently with a request to Hewitt to deliver such Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.

In the case of any Security which is converted in part only, upon such conversion the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuers, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Security, then such Holder must deliver to the Conversion Agent a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the beneficial owner, shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.”

(c) Section 12.3 of the Indenture is hereby amended to replace each reference in said Section to the “Company” with the term “Issuers.”

(d) Sections 12.4, 12.5, 12.6, 12.7, 12.8, 12.9, 12.11, 12.12 and 12.13 of the Indenture are hereby amended to replace each reference in said Sections to (i) “the

Company” with the term “Hewitt” and (ii) “Board of Directors” with the phrase “Hewitt Board of Directors.”

3.15 Article 13 is hereby amended as follows:

(a) Section 13.1 is hereby amended to replace each reference in said Section to (i) the “Company” with the term “Issuers,” (ii) all singular pronouns which referred to the “Company” with plural pronouns referring to the “Issuers” and (iii) the phrase “Company Notice” with the phrase “Issuer Notice,” except that the second reference to the “Company” in the third sentence of said Section shall be replaced with the term “Hewitt.”

(b) Section 13.2 is hereby amended and restated in its entirety as follows:

“The Issuers may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 13.1 if and only if the following conditions shall have been satisfied:

(1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 13.1 and this Section 13.2, the fair market value of shares of Common Stock shall be determined by Hewitt and shall be equal to 95% of the average of the Closing Sale Prices of the Common Stock for the five Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

(2) The Repurchase Price shall be paid only in cash in the event any shares of Common Stock to be issued upon repurchase of Securities hereunder (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase and if such registration is not completed or does not become effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

(3) Payment of the Repurchase Price may not be made in Common Stock unless such Common Stock is, or shall have been, approved for quotation on the New York Stock Exchange or listed on a national securities exchange, in either case, prior to the Repurchase Date; and

(4) All shares of Common Stock that may be issued upon repurchase of Securities will be issued out of Hewitt’s authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

If all of the conditions set forth in this Section 13.2 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Issuers only in cash.”

(c) Section 13.3 is hereby amended and restated in its entirety as follows:

“(1) Unless the Issuers shall have theretofore called for redemption all of the Outstanding Securities, on or before the 30th day after the occurrence of a Change in Control, the Issuers or, at the request and expense of the Issuers on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.6, notice (the “Issuer Notice”) of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof and the Issuers shall issue a Press Release including the information required to be included in such Issuer Notice hereunder. The Issuers shall also deliver a copy of such Issuer Notice to the Trustee.

Each Issuer Notice shall state:

(i) the Repurchase Date,

(ii) the date by which the repurchase right must be exercised,

(iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Issuers in cash or by delivery of shares of Common Stock,

(iv) a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest (including Liquidated Damages, if any)

(v) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon will cease to accrue on and after such date,

(vi) the Conversion Rate then in effect, whether the conversion rights are then exercisable, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

(vii) the place or places that the Security certificate with the Election of Holder to Require Repurchase as specified in Section 2.2 shall be delivered.

No failure of the Issuers to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article XIV are inconsistent with applicable law, such law shall govern.

(2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 20th Business Day after the date of the Issuer Notice (i) irrevocable written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Securities with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Securities with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

(3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Issuers shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date, or if shares of Common Stock are to be paid, on the date that is 45 days after the date of the Issuer Notice.

(4) If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 2.50% per annum, and each such Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(5) Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(6) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of Hewitt shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Security declared prior to the Repurchase Date.

(7) No fractions of shares shall be issued upon repurchase of Securities. If more than one Security shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares that shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Securities so repurchased. Instead of any fractional share of Common Stock that would otherwise be issuable on the repurchase of any Security or Securities, the Issuers will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the Current Market Price of a full share by the fraction, and rounding the result to the nearest U.S. $0.01. For purposes of this Section, the Current Market Price of a share of Common Stock is the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

(8) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Securities shall be made without charge to the Holder of Securities being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that Hewitt shall not be required to pay any tax or duty that may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Securities being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to Hewitt the amount of any such tax or duty or has established, to the satisfaction of Hewitt, that such tax or duty has been paid.

(9) If shares of Common Stock to be delivered upon repurchase of a Security are to be registered in a name other than that of the beneficial owner of such Security, then such Holder must deliver to the Trustee a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security. Neither the Trustee nor any Registrar or Transfer Agent or other agents shall be required to register in a name other than that of the beneficial owner shares of Common Stock issued upon repurchase of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.

(10) All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.”

(d) Section 13.4 is hereby amended and restated in its entirety as follows:

“For purposes of the foregoing sections of this Article XIII,

(1) the term “beneficial owner” shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act;

(2) a “Change in Control” shall be deemed to have occurred at the time, after the original issuance of the Securities, that any of the following occurs:

(i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Issuers entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Issuers entitled to vote generally in the elections of directors, other than (A) any such acquisition by Hewitt, any Subsidiary of Hewitt or any employee benefit plan of Hewitt; or

(ii) any consolidation of the Issuers with, or merger of the Issuers into, any other Person, any merger of another Person into the Issuers, or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Issuers to another Person, other than:

(a) any such transaction that does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock and pursuant to which the holders of 50% or more of the total voting power of all shares of the Issuers’ capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

(b) any such transaction which is effected solely to change the jurisdiction of incorporation of the Issuers .

(iii) any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, binding share exchange, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:

(a) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

(b) is approved, or immediately after the transaction or event will be approved, for quotation on the New York Stock Exchange or any similar United States system of automated dissemination of quotations of securities prices.

Provided, however, that a Change in Control shall not be deemed to have occurred if: (I) the Closing Sale Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (ii) above) shall, in the case of each of such five Trading Days, equal or exceed 105% of the Conversion Price of the Securities in effect on each of such five Trading Days; or (II) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) and/or clause (ii) above, consists of shares of common stock, depository receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the New York Stock Exchange (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the notes become convertible into such common stock, depository receipts or other certificates representing common equity interests.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur upon any consolidation of Exult with, or merger of Exult into, Hewitt or any conveyance sale, transfer or lease, of all or substantially all of the assets of Exult to Hewitt.

(3) the term “Conversion Price” shall equal U.S. $1,000 divided by the Conversion Rate (rounded to the nearest U.S. $0.01); and

(4) for purposes of Section 13.4(2)(i), the term “Person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.”

(e) Section 13.5 is hereby amended to replace each reference in said Section to “the Company” with the term “Hewitt.”

(f) Section 13.6 is hereby amended to replace each reference in said Section to (i) the “Company” with the term “Issuers” and (ii) all singular verb forms used in a clause in which the “Company” was the sole subject with a plural verb forms referring to the “Issuers” as the subject.

3.16 Articles 14 and 15 of the Indenture are hereby amended to replace each reference in said Articles to the “Company” with the term “Issuers.”

3.17 The signature blocks of the Indenture are hereby amended and restated in their entirety as follows:

“HEWITT ASSOCIATES, INC.

By:
Name:
Title:

EXULT, INC.

By:
Name:
Title:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor to BANK ONE TRUST COMPANY, N.A.), as Trustee

By:
Name:
Title:”

3.18 Annexes A and B to the Indenture are hereby amended to replace each reference in said Annexes to (i) the “Company” with the term “Issuers” and (ii) the phrase “Bank One Trust Company, N.A.” with the phrase “J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.).”

4. Amendment Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5. Modification, Amendment and Waiver. The provisions of this Supplemental Indenture may not be amended, supplemented, modified or waived except by a execution of a Supplemental Indenture executed by Hewitt, the Company and, to the extent such amendment, supplement or waiver limits or impairs the rights of any Securityholder, by such Securityholder. Any such amendment shall comply with Article 8 of the Indenture. Until an amendment, waiver or other action by Securityholders becomes effective, a consent thereto by a Securityholder of a Security hereunder is a continuing consent by the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same obligation as the consenting Securityholder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Securityholder or subsequent Securityholder may revoke the consent, waiver or action as to such Securityholder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

6. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Trust Indenture Acts Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (“TIA”), that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provisions of the TIA that may be so modified or excluded, the provisions of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

9. Trustee Makes No Representation. The statements herein are deemed to be those of the Company and Hewitt, as applicable. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

10. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

11. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

12. Notices. Any request, demand, authorization, notice, waiver, consent or communication to any of the parties shall be made as set forth in Section 13.3 of the Indenture.

13. Successors. All agreements of Hewitt in respect of this Supplemental Indenture shall bind its successor.

Execution Copy

IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed by the Company, Hewitt and the Trustee as of the date first written above.

EXULT, INC.

By:	/S/ C. L. CONNOLLY III
Name: C. L. Connolly III
Title: Secretary

HEWITT ASSOCIATES, INC.

By:	/S/ JOHN M. RYAN
Name: John M. Ryan
Title: Chief Administrative Officer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor to BANK ONE TRUST COMPANY, N.A.), as Trustee

By:	/S/ SHARON MCGRATH
Name: Sharon McGrath
Title: Asst. Vice President